Exhibit 10.1
SECOND AMENDMENT OF EMPLOYMENT AGREEMENT

This Second Amendment of Employment Agreement (the “Amendment”), is executed on this 17th day of June 2016 (the “Effective Date”), by and between Vera Bradley, Inc., an Indiana corporation (the “Corporation”), and Robert Wallstrom (“Executive”). The Corporation and Executive are referred to jointly below as the “Parties.”

WHEREAS, the Corporation and the Executive previously entered into that certain Employment Agreement dated November 4, 2013, and effective November 11, 2013, as amended by that certain First Amendment of Employment Agreement dated November 11, 2013 (the “Employment Agreement”); and

WHEREAS, Section 19 of the Employment Agreement provides that the Employment Agreement may be amended by the Corporation and Executive, and the Parties now consider it desirable to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The Employment Agreement shall be amended by replacing Section 10(f) with the following:

(f) Termination Following Notice of Non-Renewal. If the Term of this Agreement expires due the Corporation electing not to renew the Term in accordance with Section 3, it shall be treated as a termination of Executive’s employment by the Corporation without Cause at the end of the then Term and Executive shall be entitled to those amounts set forth in Section 10(b) or 10(e) of this Agreement, as applicable, subject to and in accordance with the terms of Section 13. If the Term of this Agreement expires due to Executive electing not to renew the Term in accordance with Section 3, Executive shall receive, subject to Section 13, (i) the Accrued Amounts, as soon as reasonably practicable following the date of termination; and (ii) any Bonus that has been earned in the year prior to the employment termination that has not yet been paid, which Bonus shall be payable at the time payment is made to other similarly situated executives of the Corporation, but in no event later than two and one-half (2 ½) months after the close of the year in which Executive becomes vested in such Bonus.

2. Except as specifically modified in this Amendment, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Second Amendment of Employment Agreement has been duly executed by the Parties.

VERA BRADLEY, INC.		EXECUTIVE
By:	/s/ Kevin J. Sierks
Its:	CFO	/s/ Robert Wallstrom
Robert Wallstrom